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                             KEMPER CORPORATION
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                             KEMPER CORPORATION
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KEMPER CHRONICLES                             May 2, 1994

Kemper seeks support of major institutional stockholders

In the last issue of KEMPER CHRONICLES, the characteristics of a proxy contest were likened to those of a political campaign.

Although there were no banner-draped platforms or babies to be kissed, Kemper Corporation's top executives were on the campaign trail in April seeking the support of major institutional stockholders for the director-nominees proposed by the board.

By April 29, Dave Mathis, chairman and chief executive officer, Steve Timbers, president and chief operating officer, and John Fitzpatrick, executive vice president and chief financial officer, had met with 28 institutions throughout the United States and Europe. Presentations were given to significant institutional investors. These investors' ownership reflects more than half of the estimated 23 million shares owned by institutions.

The objective of the meetings was to allow management to present Kemper's three-year plan for asset management, life insurance and securities brokerage.

Following are excerpts from the presentation.*

ASSET MANAGEMENT

Strategic
Initiatives

*    Focus on new product offerings.
- -    Add international and value investment expertise.
- -    Launch Sterling Private Label Funds for growing bank market.

*    Introduce flexible pricing structure.
- -    Promote greater market share penetration and efficiencies.

*    Emphasize diversified channels of distribution.
- -    Exploit existing capabilities at INVEST and Kemper
     Securities.

*    Complete in-house transfer agency system.

1994-1996
Outlook

* Expect 25 percent to 30 percent total revenue growth from the 1993 level of $516 million, with most of the increase coming in 1995 and 1996.
- -    Assumes:
     -    Low-teens annual growth of assets under management.
     - Growth partially offset by slightly lower effective manage-ment fees due to breakpoints and multiple class shares.

*    Expect net operating margin improvement of several hundred basis points.
- -    Assumes:
     - Transfer agency conversion savings of $8 million after tax per annum commencing fall 1994.
     - Operating expenses for 1993 include a $7 million after-tax charge for the settlement of certain legal proceedings.
     - Elimination of losses with exit (after-tax losses $2.0 million 1993 and $6.7 million 1992) of Selected Financial Services on May 1, 1993.

LIFE INSURANCE

Strategic
Initiatives

*    Focus sales on term life and variable annuity products.

*    Introduce variable universal life products in 1994.

*    Implement management agreement with Fidelity Life Association.

*    Improve spreads.
- -    Continue firm management of crediting rates.
- -    Improve portfolio yields primarily through reduction of nonaccrual assets.

*    Leverage affiliate distribution through INVEST and Kemper Securities.

*    Continue focus on reducing unit operating costs.

1994-1996
Outlook

*    Expect investment spreads to about double over the planning period from an average of 110 basis points in 1993.
- -    Assumes:
     -    Pretax portfolio yields increase:
     - More than $600 million of nonaccrual assets to be replaced with performing high-quality assets.
     - $11 million of 1993 pretax operating losses from joint ventures to be eliminated.
     -    Continued firm management of crediting rates.
     -    $7 billion of interest-sensitive liabilities at Dec. 31, 1993.
     -    Interest-sensitive liabilities managed to avoid spread dilution.

* Expect fee revenues from variable products to almost double over three years from $18 million in 1993.

*    Expect continued benefits from lower unit operating costs.

*    Working toward rating improvements.

SECURITIES BROKERAGE

Strategic
Initiatives

* Deliver more mutual fund and annuity assets to Kemper subsidiaries.

*    Fill excess capacity by developing package product sales
     component and adding experienced brokers.
- -    Expect significant net increase in sales force over three years.

* Emphasize expansion of client assets under control (currently $34 billion) and build fee-based revenue stream.

* Resize and focus on Kemper Securities' product and support components and continue to manage costs aggressively.

1994-1996
Outlook

*    Expect modest revenue growth from 1993 level of $674
     million.
- -    Assumes:
     -    Increased productivity of existing distribution sales force.
     -    Growth in the number of retail and institutional brokers.

*    Expect several hundred basis point improvement in net
     operating margins.
- -    Assumes:
     - Planned reduction of production-related expenses relative to revenue in 1995.
     -    Continued reduction in operating expense ratios.
     - Elimination of special additions to litigation reserves, which totaled $20 million in 1992 and $30 million in 1993.
     - Reduction in normal accruals for settlement and defense costs.

* The information in the presentation is derived from the company's plan for the years 1994-1996. The company does not as a matter of course publicly disclose forecasts concerning future revenues, earnings or other financial data and does not expect to update or otherwise revise the forecast information set forth herein or in the future disclose forecast information. The forecast information, while presented with numerical specificity, is based on a variety of estimates and assumptions, certain of which are set forth herein, and which estimates and assumptions, though considered reasonable by the company, may not be realized. Such forecast information, estimates and assumptions are inherently subject to significant business, economic, regulatory and other uncertainties, many of which are beyond the control of the company. The actual results achieved during the forecast period will vary from the forecast information, and such variations may be material. The company therefore cannot provide any assurances that the forecast information contained herein will be achieved. The forecast information included herein was not prepared with a view to public disclosure or compliance with the published guidelines of the Securities and Exchange Commission regarding forecasts, nor was it prepared in accordance with the guidelines established by the American Institute of Certified Public Accountants for preparation and presentation of financial forecasts.

Banco Santander announces support for Kemper management

On April 18, Kemper Corporation's management received a public endorsement from one of its largest stockholders, Banco Santander.

Banco Santander, one of Spain's largest commercial banks, owns 824,000 shares, or approximately 2.5 percent of Kemper Corporation's common stock.

Its chairman, Emilio Botin, stated, "In their short tenure, David Mathis and his management team have transformed Kemper Corporation into a dynamic financial services company with considerable upside potential. As a long-term investor in Kemper Corporation stock, Banco Santander strongly believes it is in the best interest of stockholders to remain with current management rather than be acquired at a price which does not recognize its true value."

Nearly 12.5 percent of Kemper's stock is held in Europe.